UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2015

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Richard A. Kaplan, CEO of Torvec Inc. has announced that the corporation has closed on the purchase of certain assets of Alertness Solutions Inc. of Menlo Park, California. The assets consist of the Z Coach tool; a robust web based training and educational software for the Fatigue Management Consulting Industry.

The Z Coach tool will integrate with, augment and enhance our Real Time Alertness Monitoring and Emergency Systems and other new technologies in our suite of products.

The Z Coach technology was originally designed, developed and enhanced by some of the world’s most respected fatigue management scientists and experts. Mr. Kaplan stated that Ms. Leigh White, president of Alertness Solutions, will be joining Torvec as Executive Vice President of the Fatigue Management Consulting Division.

We are also working on some other technologies that we hope to add to our suite of Fatigue Management products in the near future.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 1, 2015 Torvec, Inc. hired Kathleen A. Browne as the Company’s Chief Financial Officer. Prior to this, Ms. Browne had been serving as the Company’s interim Chief Financial and Principal Accounting Officer pursuant to an out-sourcing service arrangement with ProNexus, LLC of Pittsford New York.

Ms. Browne has served as the Chief Financial Officer of U-Vend, Inc. since 2014. From 2007-2014, she was the owner of Browne Consulting, a professional services firm advising early stage public companies on financing and compliance. Ms. Browne is a CPA and received her B.S. from St. John Fisher College in Rochester, N.Y. She spent thirteen years in public accounting at PricewaterhouseCoopers prior to joining the private sector in 1992.

Ms. Browne brings senior executive experience and will provide the Company with the financial, accounting and reporting guidance called upon in the role. Her responsibilities will include the monitoring of business and financial controls, public reporting, system assessment as well as providing guidance in the development of business strategies.

The terms and conditions of Ms. Browne’s engagement are set forth in the exhibits to this Current Report (Form 8-K)

Item 8.01 Other Matters

Mr. Kaplan also announced the creation of an Advisory Board for the Fatigue Management Consulting Division. They are:

Dr. Kenneth Wright Jr. of the University of Colorado at Boulder,

Dr. Richard J. Hanowski of Virginia Tech,

Dr. Jonathan A. Marcus of the University of Rochester,

Dr. Laura K. Barger of Harvard University and

Dr. Melissa Mallis Scientist, expert and researcher in Fatigue Risk Management Systems.

He states; “These are some the most respected experts in Fatigue and Sleep Management in the world. We are very proud and excited to have them on our team.” Their CV’s are attached as exhibits to this Current Report and can be seen on Torvec’s website.

Mr. Kaplan also announced a name change for the company. We have split the company into two divisions. The CURA Division will oversee our Fatigue Management Consulting business, and the Aegis Division that will oversee our Power and Hydraulic business. The new name of the company will be CurAegis Technologies Inc. This will be used as a DBA until the next shareholders meeting when we will officially change the name. Mr. Kaplan states: “We feel these changes more accurately reflect the vision and direction of the company and will create better transparency and understanding to our shareholders and our customers.” You can see the new logo on our website and is attached as an exhibit to this Current Report.

Item 9.01 Exhibits

Exhibit No.      Description

10.13           Browne Engagement Letter

10.14           Option Agreement

10.15           Dr. Kenneth Wright Jr resume

10.16           Dr. Richard J. Hanowski resume

10.17           Dr. Jonathan A. Marcus resume

10.18           Dr. Laura K. Barger resume

10.19           Dr. Melissa Mallis resume

10.20          CurAegis Technologies Inc. logo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.
September 17, 2015	By:	/s/ Richard A. Kaplan

Richard A. Kaplan Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.13	Browne Engagement Letter

10.14	Option Agreement

10.15	Dr. Kenneth Wright Jr. resume

10.16	Dr. Richard J. Hanowski resume

10.17	Dr. Jonathan A. Marcus resume

10.18	Dr. Laura K. Barger resume

10.19	Dr. Melissa Mallis resume

10.20	CurAegis Technologies Inc. logo